EXHIBIT 10.49

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made this 24th day of July, 2003, between 4065 ASSOCIATES, LP., a California limited partnership (“Landlord”), and MEMRY CORPORATION, a Delaware corporation (“Tenant”) (Landlord and Tenant together, the “Parties”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease entitled “Business Park Lease” dated August 27, 2001, for certain demised premises (“Premises”) located at 4065 Campbell Avenue, Menlo Park, California, as more particularly described in said Lease, and

WHEREAS Landlord and Tenant entered into an Amendment to Lease (the “First Amendment”) dated November 6, 2001 (the Lease, as amended, is herein referred to as the “Lease”), and

WHEREAS, Landlord and Tenant desire to make certain amendments to the Lease and extend the demised term of the Lease, all as more particularly set out hereinbelow.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

1. The demised term of the Lease is extended for a period of forty-five (45) months commencing October 1, 2004, to and including June 30, 2008.

2. The base rent provided for in Section 2.1. of the Lease (as amended in paragraph 2 of the First Amendment) shall be revised as of July 1, 2003, as follows: for the period from July 1, 2003, to and including June 30, 2004, base rent shall be the amount of Two Hundred Eighty Five Thousand Nine Hundred Twenty Six and 40/100 Dollars ($285,926.40) per annum, payable in twelve (12) equal monthly installments of Twenty Three Thousand Eight Hundred Twenty Seven and 20/100 Dollars ($23,827.20); for period from July 1, 2004, to and including June 30, 2005, base rent shall be the amount of Two Hundred Ninety Four Thousand Five Hundred Four and 19/100 Dollars ($294,504.19) per annum, payable in twelve (12) equal monthly installments of Twenty Four Thousand Five Hundred Forty Two and 02/100 Dollars ($24,542.02); for the period from July 1, 2005, to and including June 30, 2006, base rent shall be the amount of Three Hundred Three Thousand Three Hundred Thirty Nine and 32/100 Dollars ($303,339.32) per annum, payable in twelve (12) equal monthly installments of Twenty Five Thousand Two Hundred Seventy Eight and 28/100 Dollars ($25,278.28); for the period from July 1, 2006, to and including June 30, 2007, base rent shall be the amount of Three Hundred Twelve Thousand Four Hundred Thirty Nine and 50/100 Dollars ($312,439.50) per annum, payable in twelve (12) equal monthly installments of Twenty Six Thousand Thirty Six and 63/100 Dollars ($26,036.63); and for the period from July 1, 2007, to and including June 30, 2008, base rent shall be the amount of Three Hundred Twenty One Thousand Eight Hundred Twelve and 69/100 Dollars ($321,812.69) per annum, payable in twelve (12) equal monthly installments of Twenty Six Thousand Eight Hundred Seventeen and 72/100 Dollars ($26,817.72).

3. The Tenant warrants that it has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Agreement excepting only Joe Carroll with Resource One, to whom Landlord agrees to pay a commission in the amount of $37,681.44. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions, or charges (other than said commission to Resource One) claimed by any realtor, broker, or agent with respect to this Agreement and/or the negotiation thereof.

4. The Parties acknowledge that Landlord shall not be required to make any improvements to the Premises in conjunction with the extension of the demised term herein. Notwithstanding the previous sentence to the contrary, the Parties acknowledge and agree that Landlord’s right to provide and install the HVAC work described in Section 3.2. of the Lease may be performed, at Landlord’s option, at any time during the demised term of the Lease, as such demised term is extended herein.

5. Tenant shall have the right, at its option, to terminate the Lease and surrender the Premises to Landlord effective at any time from and after June 30, 2006, by giving Landlord nine (9) months prior written notice of its election to exercise said option, and the Lease shall terminate nine (9) months after the receipt by Landlord of Tenant’s notice (the “termination date”). In the event Tenant should elect to exercise said option to terminate the Lease, Tenant shall pay to Landlord, in consideration thereof, the following amounts (all in addition to the base rent and additional rent which shall be due during the period after Tenant’s written notice through the termination date, which shall be paid as and when due): an amount equal to the aggregate of the following: (i) the sum derived by multiply the amount of Fifteen Thousand Dollars ($15,000.00) times the number of months remaining from the first day of the month during which the termination date occurs until July 1, 2008; plus (ii) an amount equal to the unamortized cost of the leasing commission paid by Landlord hereunder (i.e., $37,681.44) as of the termination date. The amount referred to in (ii) of the preceding sentence shall be amortized on a straight-line basis over the sixty (60) month period. Such payment (i.e., the total of (i) and (ii) above) shall be made by Tenant to Landlord at the time Tenant gives written notice of its election to terminate the Lease, and Tenant shall surrender possession of the Premises no later than the termination date, or said option shall be null and void and the Lease will remain in full force and effect.

For purposes of illustration only, if Tenant were to exercise its option to terminate the Lease with a termination date of July 1, 2006, then Tenant would pay to Landlord, at the time Tenant were to give its written notice to Landlord, the amount of $375,072.58 which would be determined as follows: (i) the amount of $360,000.00 ($15,000.00 x 24 months), plus (ii) the amount of $15,072.58 ($37,681.44 amortized over 60 months).

6. It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same. If there is any conflict between the provisions of this Amendment to Lease and the provisions of the Lease, the provisions contained in this Amendment to Lease shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment to Lease as of the date first hereinabove written.

TENANT:		LANDLORD:

MEMRY CORPORATION, a Delaware corporation		4065 ASSOCIATES, L.P., a California limited partnership

By:	/s/ Robert P. Belcher	By:	/s/ Frances B. Nelson
	CFO & SVP		Frances B. Nelson, Trustee General Partner

By:	/s/ Dean J. Tulumaris	By:	/s/ Robert L. Webster
	Vice President and General Manager		Robert L. Webster, Trustee General Partner

SECOND AMENDMENT TO AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT is made this 24th day of July, 2003, by and between 4065 Associates L.P., a California limited partnership (“Landlord”), and Memry Corporation, a Delaware corporation (“Memry”) (Landlord and Memry, each a “Party”, and together, the “Parties”).

WITNESSETH:

WHEREAS, Frances E. Nelson, (‘Nelson”) as landlord, and Raychem Corporation, a Delaware corporation (“Raychem”) as tenant, entered into a lease dated as of April 25, 1983, for the property located at 4065 Campbell Avenue in Menlo Park, California (“Property”), which lease was amended by the First, Second, Third and Fourth Amendments to Lease, dated as of May 8, 1989, June 10, 1992, June 7,1995, and September 21, 1998, respectively (as so amended, the “Old Lease”); Landlord is the successor-in-interest to Nelson under the Old Lease;

WHEREAS, subsequent to entering into the Old Lease, and in connection with entering into that certain Asset Purchase Agreement by and between Raychem and Memry, dated as of May 10, 1996 (“Purchase Agreement”), Raychem, as sublessor, subleased the entire premises demised under the Old Lease to Memry, as sublessee, pursuant to that certain sublease dated as of June 28, 1996, as amended by the Amendment to Sublease dated as of March 26, 1998 (as amended, the “Sublease”);

WHEREAS, the Old Lease and Sublease expired on September 30, 2001;

WHEREAS, the Parties entered into a lease for the Property dated August 27, 2001, and an Amendment to Lease dated November 6, 2001 (collectively the “New Lease”);

WHEREAS, the Parties entered into an Agreement To Defer Certain Work (“Agreement”) dated August 27, 2001, wherein the Parties agreed that the HVAC Cleaning and Repairs and the Exhibit C Work (each as defined and more particularly described in the Agreement) would be deferred until the termination of the demised term of the New Lease; and the Parties entered into an Amendment to Agreement dated November 6, 2001, wherein the Parties amended the time to perform the Repairs and further deferred the time for Memry to complete the HVAC Cleaning and Exhibit C Work;

WHEREAS, simultaneous herewith the Parties are entering into an Amendment to Lease (“Second Amendment”) to extend the demised term of the New Lease to expire June 30, 2008, subject to Memry’s right to terminate the Lease earlier, as more particularly described therein; and

WHEREAS, the Parties desire to further defer the time for which certain work may be performed, as more particularly set out hereinbelow.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Agreement as follows:

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1. The Parties acknowledge and agree that the Repairs have been completed by Landlord and that Memry has reimbursed Landlord in full for the costs of completing such Repairs.

2. Memry shall complete the HVAC Cleaning and the Exhibit C Work on or before the earlier of: (i) the last day of the demised term of the New Lease, as such demised term is extended by the Second Amendment, or (ii) any earlier termination date if Tenant exercises its option to terminate the Lease as provided in the Second Amendment or the New Lease is otherwise terminated earlier for any reason.

3. It is understood and agreed that all other terms and conditions of the Agreement shall be and remain the same.

4. Counterparts. This Second Amendment to Agreement may be executed in counterparts, each counterpart will be deemed an original and all counterparts together will constitute a single agreement.

5. Governing Law. This Second Amendment to Agreement will be governed by the laws of the State of California without regard to its conflict of laws provisions.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to Agreement.

MEMRY CORPORATION		4065 CAMPBELL ASSOCIATES L.P.

By:	/s/ Robert P. Belcher	By:	/s/ Frances B. Nelson
	Name: Robert P. Belcher		Frances B. Nelson, Trustee
	Title: SVP & CFO		General Partner

By:	/s/ Dean J. Tulumaris	By:	/s/ Robert L. Webster
	Name: Dean J. Tulumaris Title: Vice President and General Manager		Robert L. Webster, Trustee General Partner

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